EXHIBIT 32(b)


                                Exhibit 32(b)
                               CERTIFICATION OF
                           CHIEF FINANCIAL OFFICER
                         PURSUANT TO 18 U.S.C. S 1350

  I, Scott K. Billings, Chief Financial Officer of Hallmark Financial Services, Inc. (the "Company"), hereby certify that the accompanying report on Form 10-QSB for the fiscal quarter ended September 30, 2003, and filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended. I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



 Dated:  November 14, 2003      /s/ Scott K. Billings
                                ---------------------
                                Scott K. Billings, Chief Financial Officer